                                                                    EXHIBIT 99.1


                        (FELCOR LODGING TRUST LETTERHEAD)

FOR IMMEDIATE RELEASE:

                        FELCOR'S SECOND QUARTER RESULTS,
                         IN-LINE WITH PREVIOUS GUIDANCE

         IRVING, TEXAS...JULY 30, 2003 - FelCor Lodging Trust Incorporated (NYSE: FCH), the nation's second largest hotel real estate investment trust
(REIT), today reported operating results for the second quarter and six months ended June 30, 2003.

SECOND QUARTER RESULTS:

         The second quarter results reflect a difficult operating environment due to the effects of the war in Iraq and the weak economic climate, which continue to impact the travel industry.

         FelCor's second quarter revenues were $327 million, which reflected a decline of $23 million, or 6.4 percent, compared to the second quarter in 2002. The decrease was primarily related to a 7.6 percent decline in its hotel portfolio revenue per available room ("RevPAR"), partially offset by the current year revenues of two hotels that were acquired in the third quarter of 2002. For the quarter, occupancy decreased 3.0 percent, to 64.0 percent, and average daily rate ("ADR") decreased 4.8 percent, to $94.34, compared to the same quarter of 2002.

         The operating margin for FelCor's hotels during the second quarter 2003 was 31.6 percent, which represents a 390 basis point decrease, compared to the same period in 2002. The deterioration in margins principally resulted from the
4.8 percent decline in ADR, coupled with increases in employee wages and benefits, marketing, and energy costs for the quarter, compared to the second quarter of 2002. FelCor's second quarter 2003 Funds From Operations ("FFO") was $20 million, or $0.32 per share. Included in the computation of FFO was approximately $0.04 per share in charge-offs of capitalized loan costs, net of a gain on early extinguishment of debt. FFO for the same period last year was $43 million, or $0.69 per share. Second quarter 2003 Earnings Before Interest, Taxes, Depreciation, Amortization ("EBITDA") totaled $73 million, compared to $95 million in the second quarter of 2002. For the quarter, FelCor reported a net loss of $27 million, or a loss of $0.46 per share, compared to second quarter 2002 net income of $6 million, or $0.12 per share.

         The Company's operating results for the second quarter of 2003 included debt related costs of $2.5 million, an impairment loss of $7.8 million and realized losses on the sale of assets of $0.3 million. The debt related costs consisted of a $2.8 million charge-off of capitalized costs associated with a reduction in its line of credit commitments, net of a $0.3 million gain on the early extinguishment of debt. The $7.8 million impairment charge is related to two hotels that the Company expects to dispose of during the third quarter of 2003. The Company expects a $1.7 million annual cash flow improvement as a result of the disposition of these hotels. The realized loss on the sale of assets consisted of a $0.5 million loss on the sale of two hotels, net of a $0.2 million gain on the sale of a parking garage.

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


FelCor Lodging Trust Second Quarter 2003 Operating Results
July 30, 2003
Page 2


SIX MONTHS RESULTS:

         For the six months ended June 30, 2003, the Company's revenues were $633 million, which reflected a decline of 5.9 percent, compared to the same period in 2002. The decline in revenue principally resulted from a 6.4 percent RevPAR decline, and is partially offset by the revenues of two hotels acquired in the third quarter of 2002.

         The operating margin for FelCor's hotels during the six months ended June 30, 2003, was 30.4 percent, which reflects a 420 basis point decrease, compared to the same period in 2002. The deterioration in margin principally resulted from the 4.4 percent decline in ADR, coupled with increases in employee wages and benefits, marketing, and energy costs, compared to the same period in 2002.

         FelCor's FFO for the six months ended June 30, 2003, was $29 million, or $0.47 per share. FFO for the same period last year was $69 million, or $1.11 per share. Included in FFO for the most recent six months, was approximately $0.03 per share in charge-offs of debt related costs, net of gains on the early extinguishment of debt. For the six months, EBITDA totaled $132 million, compared to $172 million for the same period in 2002. For the six months, FelCor reported a net loss of $55 million, or a loss of $0.93 per share, compared to a net loss of $6 million, or a loss of $0.11 per share, for the same period in 2002.

         The Company's operating results for the six months ended June 30, 2003, included debt related charges of $1.6 million, an impairment loss of $7.8 million and realized losses on the sale of assets of $0.3 million. The debt related charges consisted of a $2.8 million charge-off of capitalized costs associated with a reduction in its line of credit commitments, net of a $1.3 million gain on the early extinguishment of debt. The $7.8 million impairment charge is related to two hotels that the Company expects to dispose of during the third quarter of 2003. The realized losses on the sale of assets consisted of a $0.5 million loss on the sale of two hotels, net of a $0.2 million gain on the sale of a parking garage.

         "We are seeing signs that the economy has stabilized and that occupancies are improving," said Thomas J. Corcoran, Jr., FelCor's President and CEO. "We are cautiously optimistic that the lodging industry will continue to recover in the second half of the year. For July, we expect a two percent improvement in portfolio occupancy, compared to the same period in the prior year. The increase in occupancy confirms the overall improving trend."

CAPITAL STRUCTURE:

         At June 30, 2003, FelCor had $2.1 billion of debt outstanding, with a weighted average life of six years, and $183 million in cash and cash equivalents. FelCor has no remaining debt maturing during 2003, other than $9 million in normal recurring principal payments. The Company's next significant debt maturity is its $175 million of senior notes that will mature in October 2004. FelCor expects to meet this obligation from excess cash on hand and the capacity from a recently closed secured debt facility.

         In June, FelCor announced that it had entered into a non-recourse, secured debt facility for up to $200 million with JPMorgan Chase Bank. At the same time, FelCor announced the reduction of its unsecured line of credit commitments to $50 million.

          "We have strengthened the Company's financial position through our new secured debt facility," said Richard J. O'Brien, FelCor's Executive Vice President and Chief Financial Officer. "We have strong liquidity, our $183 million in cash on hand and our new secured debt facility more

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

FelCor Lodging Trust Second Quarter 2003 Operating Results
July 30, 2003
Page 3

than cover the October 2004 maturing senior notes. We are committed to continue to strengthen our balance sheet by reducing debt as we sell non-strategic hotels, positioning us for a recovery."

OTHER HIGHLIGHTS:

         FelCor declared and paid second quarter dividends on its $1.95 Series A Cumulative Convertible Preferred Stock and its 9% Series B Cumulative Redeemable Preferred Stock.

         In February, FelCor announced plans to dispose of 33 non-strategic hotels over 36 months. The Company previously announced the sale of three non-strategic assets (two hotels and a parking garage) in June, with aggregate net sales proceeds of $12 million. Yesterday, FelCor closed on the sale of the Doubletree Guest Suites(R) hotel in Nashville, Tenn., with net proceeds of $3.0 million.

         "We are actively marketing for sale our non-strategic hotels, and transaction activity is stronger than anticipated. There is an active capital market for secured debt and opportunistic private equity for hotels," said Mr. Corcoran. "We have received offers that are under negotiation or signed contracts on 15 properties with estimated proceeds of approximately $110 million. We previously targeted $50 to $75 million in 2003 sales, which we expect to exceed."

         FelCor's non-strategic hotels are generally smaller properties in secondary and tertiary locations. A listing of those hotels actively being marketed can be found on the Company's Web site at www.felcor.com on the "Hotels" page.

         In the second quarter of 2003, FelCor made a $0.2 million capital contribution, which increased its ownership interest in its joint venture with Interstate Hotels to more than 50 percent. As a result, FelCor began consolidating eight hotels with an investment balance of $73 million that are owned by this venture, effective June 1, 2003.

         In April, FelCor completed the conversion of the 385-room Hilton Myrtle Beach Resort, following a $15 million renovation of the former Wyndham(R)-affiliated property. The resort is located on the ocean at the north end of Myrtle Beach and is adjacent to FelCor's Kingston Plantation complex, one of the largest and most comprehensive resort destination properties on the East Coast.

2003 GUIDANCE:

         Current estimates for the third quarter and full year 2003 for recurring operating results, are as follows:

                                    THIRD                         FULL YEAR
                                   QUARTER                           2003
                           -----------------------         -----------------------

FFO per share                       $0.18 to $0.23                  $0.72 to $0.82
EBITDA                          $63 to $66 million            $252 to $258 million
Net loss per share                  $0.47 to $0.42                  $1.96 to $1.86
RevPAR                                (3)% to (1)%                    (4)% to (3)%
Operating margin           decrease 2.00% to 2.50%         decrease 2.50% to 2.75%

         Included in 2003 full year guidance is $0.03 per share in charge-offs of capitalized loan costs, net of a gain on early extinguishment of debt, which was recorded in the six month period ended June 30.

         For the first 29 days of July, total portfolio RevPAR declined 0.8 percent, occupancy increased 2.3 percent and ADR declined 3.0 percent, compared to the same period in 2002.


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


FelCor Lodging Trust Second Quarter 2003 Operating Results
July 30, 2003
Page 4



         The Company currently anticipates its 2003 total capital expenditures to be in the range of $65 to $70 million.

         FelCor has published its Second Quarter 2003 Supplemental Information, which provides additional corporate data, financial highlights and portfolio statistical data for the quarter and six months ended June 30, 2003. Investors are encouraged to access the Supplemental Information on the Company's Web site at www.felcor.com, on its Investor Relations page in the "Financial Reports" section. The Supplemental Information also will be furnished upon request. Requests may be made by e-mail to information@felcor.com or by writing to the Director of Investor Relations, FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, 75062.

         FelCor is the nation's second largest lodging REIT and the nation's largest owner of full service, all-suite hotels. FelCor's consolidated portfolio is comprised of 174 hotels, located in 35 states and Canada. FelCor owns 76 upscale, all-suite hotels, and is the largest owner of Embassy Suites(R) and Doubletree Guest Suites hotels. FelCor's portfolio also includes hotels in the upscale and full service segments. FelCor has a current market capitalization of approximately $2.9 billion. Additional information can be found on the Company's Web site at www.felcor.com.

         FelCor invites you to listen to its second quarter 2003 conference call on Thursday, July 31, 2003, at 9:00 a.m. (Central Daylight Time). The conference call will be webcast simultaneously via FelCor's Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor's Web site and click on the conference call microphone icon on either the "Investor Relations" or "FelCor News" pages. A phone replay will be available from Thursday, July 31, 2003, at 12:00 p.m. (Central Daylight Time), through Friday, August 29, 2003, at 7:00 p.m. (Central Daylight Time), by dialing 416-695-6247 (access code is 3558). A recording of the call also will be archived and available at www.felcor.com.

         With the exception of historical information, the matters discussed in this news release include "forward looking statements" within the meaning of the federal securities laws. Forward looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. General economic conditions, including the timing and magnitude of any recovery from the current soft economy, the impact of U.S. military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of increased security precautions, the availability of capital, the ability to effect sales of non-strategic hotels at anticipated prices, and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Contact:
Thomas J. Corcoran, Jr., President and CEO               (972) 444-4901    tcorcoran@felcor.com
Richard J. O'Brien, Executive Vice President and CFO     (972) 444-4932    robrien@felcor.com
Monica L. Hildebrand, Vice President of Communications   (972) 444-4917    mhildebrand@felcor.com
Stephen A. Schafer, Director of Investor Relations       (972) 444-4912    sschafer@felcor.com


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


FelCor Lodging Trust Second Quarter 2003 Operating Results
July 30, 2003
Page 5


               RESULTS OF OPERATIONS - THREE AND SIX MONTHS ENDED
                      (in thousands, except per share data)


                                                                     THREE MONTHS                     SIX MONTHS
                                                                    ENDED JUNE 30,                  ENDED JUNE 30,
                                                               -------------------------       -------------------------
                                                                  2003            2002            2003            2002
                                                               ---------       ---------       ---------       ---------
REVENUES:
   Hotel operating revenue:
     Room ...............................................      $ 257,397       $ 275,768       $ 499,124       $ 531,707
     Food and beverage ..................................         52,758          56,278         100,561         106,844
     Other operating departments ........................         17,096          17,517          33,126          33,705
   Retail space rental and other revenue ................            236             428             637           1,098
                                                               ---------       ---------       ---------       ---------
         Total revenues .................................        327,487         349,991         633,448         673,354
                                                               ---------       ---------       ---------       ---------

EXPENSES:

   Hotel departmental expenses:
     Room ...............................................         66,554          67,658         129,596         130,468
     Food and beverage ..................................         41,041          42,018          79,847          81,875
     Other operating departments ........................          7,949           7,881          15,428          15,165
   Other property related costs .........................         91,801          89,960         182,979         178,501
   Management and franchise fees ........................         16,646          18,017          32,893          33,605
   Taxes, insurance and lease expense ...................         33,554          33,697          65,979          68,172
   Corporate expenses ...................................          3,737           3,970           7,160           7,716
   Depreciation .........................................         36,658          38,204          72,656          76,822
                                                               ---------       ---------       ---------       ---------
         Total operating expenses .......................        297,940         301,405         586,538         592,324
                                                               ---------       ---------       ---------       ---------

OPERATING INCOME ........................................         29,547          48,586          46,910          81,030
   Interest expense, net ................................        (41,251)        (41,555)        (81,504)        (82,751)
   Charge off of debt related costs .....................         (2,527)             --          (1,574)             --
   Impairment loss ......................................         (7,824)             --          (7,824)             --
                                                               ---------       ---------       ---------       ---------

INCOME (LOSS) BEFORE EQUITY IN INCOME FROM
      UNCONSOLIDATED ENTITIES, MINORITY INTERESTS AND
      GAIN ON SALE OF ASSETS ............................        (22,055)          7,031         (43,992)         (1,721)
   Equity in income from unconsolidated entities ........            726           1,365             578           2,586
   Gain on sale of assets ...............................            153           6,061             153           6,061
   Minority interests ...................................          1,785          (1,827)          2,912            (526)
                                                               ---------       ---------       ---------       ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS ................        (19,391)         12,630         (40,349)          6,400
   Discontinued operations ..............................           (812)            372            (945)            456
                                                               ---------       ---------       ---------       ---------
NET INCOME (LOSS) .......................................        (20,203)         13,002         (41,294)          6,856
   Preferred dividends ..................................         (6,728)         (6,688)        (13,454)        (12,838)
                                                               ---------       ---------       ---------       ---------
NET INCOME (LOSS) APPLICABLE TO COMMON
   STOCKHOLDERS .........................................      $ (26,931)      $   6,314       $ (54,748)      $  (5,982)
                                                               =========       =========       =========       =========

Basic per common share data:
   Net income (loss) from continuing operations .........      $   (0.45)      $    0.11       $   (0.92)      $   (0.12)
                                                               =========       =========       =========       =========
   Net income (loss) ....................................      $   (0.46)      $    0.12       $   (0.93)      $   (0.11)
                                                               =========       =========       =========       =========
   Weighted average common shares outstanding ...........         58,591          52,728          58,562          52,721
Diluted per common share data:
   Net income (loss) from continuing operations .........      $   (0.45)      $    0.11       $   (0.92)      $   (0.12)
                                                               =========       =========       =========       =========
   Net income (loss) ....................................      $   (0.46)      $    0.12       $   (0.93)      $   (0.11)
                                                               =========       =========       =========       =========
   Weighted average common shares outstanding ...........         58,591          53,093          58,562          52,721
                                                               =========       =========       =========       =========






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


FelCor Lodging Trust Second Quarter 2003 Operating Results
July 30, 2003
Page 6





                   RECONCILIATION OF NET INCOME (LOSS) TO FFO
                 (in thousands, except per share and unit data)


                                                                         THREE MONTHS ENDED JUNE 30,
                                                    --------------------------------------------------------------------------
                                                                    2003                                 2002
                                                    -----------------------------------   ------------------------------------
                                                                             PER SHARE                              PER SHARE
                                                      DOLLARS      SHARES      AMOUNT      DOLLARS       SHARES       AMOUNT
                                                    ----------   ----------  ----------   ----------   ----------   ----------
NET INCOME (LOSS) ................................  $  (20,203)      58,591  $    (0.34)  $   13,002       52,728   $     0.25
   Depreciation from continuing operations .......      36,658           --        0.63       38,204           --         0.72
   Depreciation from unconsolidated entities
       and discontinued operations ...............       3,268           --        0.06        3,078           --         0.06
   Loss (gain) on sale of assets .................         330           --        0.01       (5,861)          --        (0.11)
   Impairment loss ...............................       7,824           --        0.13           --           --           --
   Preferred dividends ...........................      (6,728)          --       (0.11)      (6,688)                    (0.13)
   Minority interest in FelCor LP. ...............      (1,493)       3,254       (0.06)       1,072        9,004        (0.10)
   Conversion of options and unvested
       restricted stock ..........................          --          309          --           --          365           --
                                                    ----------   ----------  ----------   ----------   ----------   ----------
FFO(a) ...........................................  $   19,656       62,154  $     0.32   $   42,807       62,097   $     0.69
                                                    ==========   ==========  ==========   ==========   ==========   ==========


                                                                            SIX MONTHS ENDED JUNE 30,
                                                    --------------------------------------------------------------------------
                                                                    2003                                 2002
                                                    -----------------------------------   ------------------------------------
                                                                             PER SHARE                              PER SHARE
                                                      DOLLARS      SHARES      AMOUNT      DOLLARS       SHARES       AMOUNT
                                                    ----------   ----------  ----------   ----------   ----------   ----------
NET INCOME (LOSS) ................................  $  (41,294)      58,562  $    (0.71)  $    6,856       52,721  $     0.13
   Depreciation from continuing operations .......      72,656           --        1.24       76,822           --        1.46
   Depreciation from unconsolidated entities
      and discounted operations ..................       6,236           --        0.11        5,256           --        0.10
   Loss (gain) on sale of assets .................         330           --        0.01       (5,861)          --       (0.11)
   Impairment loss ...............................       7,824           --        0.13           --           --          --
   Preferred dividends ...........................     (13,454)          --       (0.23)     (12,838)          --       (0.24)
   Minority interest in FelCor LP. ...............      (3,050)       3,271       (0.08)      (1,015)       9,005       (0.23)
   Conversion of options and unvested
      restricted stock ...........................          --          309          --           --          362          --
                                                    ----------   ----------  ----------   ----------   ----------  ----------
FFO(a) ...........................................  $   29,248       62,142  $     0.47   $   69,220       62,088  $     1.11
                                                    ==========   ==========  ==========   ==========   ==========  ==========

(a) Included in FFO are charge-offs of debt related costs of $2.5 million for the quarter and $1.6 million for the six months, net of gains on extinguishment of debt.





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


FelCor Lodging Trust Second Quarter 2003 Operating Results
July 30, 2003
Page 7



                         RECONCILIATION OF FFO TO EBITDA
                                 (in thousands)

                                                         THREE MONTHS ENDED       SIX MONTHS ENDED
                                                              JUNE 30,                JUNE 30,
                                                      -----------------------  ----------------------
                                                         2003         2002        2003        2002
                                                      ----------   ----------  ----------  ----------

FFO ................................................  $   19,656   $   42,807  $   69,220  $   29,248
   Interest expense ................................      41,821       42,184      83,959      82,449
   Interest expense from unconsolidated entities ...       2,036        2,373       4,732       4,375
   Charge-off of line of credit costs ..............       2,834           --          --       2,834
   Gain on early extinguishment of debt ............        (307)          --          --      (1,260)
   Amortization expense ............................         564          526       1,035       1,080
   Preferred dividends .............................       6,728        6,688      12,838      13,454
                                                      ----------   ----------  ----------  ----------
EBITDA .............................................  $   73,332   $   94,578  $  132,180  $  171,784
                                                      ==========   ==========  ==========  ==========

         Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminish predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measurements of performance to be helpful in evaluating a real estate company's operations. We consider FFO and EBITDA to be key measures of a REIT's performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

         The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income or loss (computed in accordance with generally accepted accounting principles), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO and EBITDA are helpful to investors as a measure of the performance of an equity REIT. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.


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


FelCor Lodging Trust Second Quarter 2003 Operating Results
July 30, 2003
Page 8




                           SELECTED BALANCE SHEET DATA
                                 (in thousands)

                                                                  JUNE 30,       DECEMBER 31,
                                                                    2003             2002
                                                                ------------     ------------
Investment in hotels .......................................    $  4,376,794     $  4,255,618
Accumulated depreciation ...................................        (870,363)        (782,166)
                                                                ------------     ------------
Investments in hotels, net of accumulated depreciation .....    $  3,506,431     $  3,473,452
                                                                ============     ============

Total cash and cash equivalents ............................    $    182,669     $     66,542
Total assets ...............................................       3,919,423        3,780,363
Total debt .................................................       2,058,467        1,877,134
Total stockholders' equity .................................    $  1,574,749     $  1,616,817


                RECONCILIATION OF ESTIMATED NET INCOME (LOSS) TO
                     FFO AND EBITDA (in millions, except per
                              share and unit data)

                                                                 THIRD QUARTER 2003 GUIDANCE
                                                  ------------------------------------------------------
                                                        LOW GUIDANCE                 HIGH GUIDANCE
                                                  -------------------------    -------------------------
                                                                  PER SHARE                   PER SHARE
                                                   DOLLARS        AMOUNT(a)     DOLLARS       AMOUNT(a)
                                                  ----------     ----------    ----------     ----------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS ...    $      (28)    $    (0.47)   $      (25)    $    (0.42)
   Depreciation ..............................            40                           40
   Minority interest in FelCor LP. ...........            (1)                          (1)
                                                  ----------                   ----------
FFO ..........................................            11     $     0.18            14     $     0.23
   Interest expense ..........................            44                           44
   Amortization expense ......................             1                            1
   Preferred dividends .......................             7                            7
                                                  ----------                   ----------
EBITDA .......................................    $       63                   $       66
                                                  ==========                   ==========


                                                                FULL YEAR 2003 GUIDANCE
                                                  ------------------------------------------------------
                                                        LOW GUIDANCE                 HIGH GUIDANCE
                                                  -------------------------    -------------------------
                                                                  PER SHARE                   PER SHARE
                                                   DOLLARS        AMOUNT(a)     DOLLARS       AMOUNT(a)
                                                  ----------     ----------    ----------     ----------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS ...    $     (115)    $    (1.96)   $     (109)    $    (1.86)
   Depreciation ..............................           157                          157
   Loss on depreciable assets (b) ............             8                            8
   Minority interest in FelCor LP. ...........            (5)                          (5)
                                                  ----------                   ----------
FFO (c) ......................................            45     $     0.72            51     $     0.82
   Interest expense ..........................           176                          176
   Amortization expense ......................             2                            2
   Charge-off of debt related costs (c) ......             2                            2
   Preferred dividends .......................            27                           27
                                                  ----------                   ----------
EBITDA .......................................    $      252                   $      258
                                                  ==========                   ==========

(a) Weighted average shares are 58.6 million, adding minority interest and unvested restricted stock of 3.6 million, provide weighted average shares and units of 62.2 million, used to compute FFO per share.

(b) Represents the impairment loss of $7.8 million and realized losses on the sale of assets of $0.3 million, which was recorded in the second quarter.

(c) Included in full year FFO are $0.03 per share in charge-offs of capitalized loan costs, net of a gain on early extinguishment of debt, which was recorded in the six month period ended June 30.

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